For Release 1:00 PM PDT
February 13, 2003

Western Wireless Announces Fourth Quarter and Full Year 2002
Financial Results

     BELLEVUE, Wash. (February 13, 2003) – Western Wireless Corporation (NASDAQ: WWCA), a leading provider of wireless communications services to rural America, announced today its operating results for the quarter and year ended December 31, 2002.

     Highlights

•	Operating income before depreciation and amortization, asset disposition and stock based compensation (“EBITDA”) for Western Wireless’ domestic operations rose to a record $97.1 million for the quarter, an increase of 32% from the fourth quarter of 2001.

•	Free cash flow (EBITDA less capital expenditures) from domestic operations for the year ended December 31, 2002 exceeded $206 million, more than doubling free cash flow from the $83 million reported for 2001. Western Wireless achieved its sixth consecutive year of positive free cash flow in 2002 in its domestic cellular operations.

•	Domestic net subscriber additions doubled from the third quarter of 2002 to 21,700. Churn improved to 2.2% for the quarter.

•	Net customer additions for the consolidated international operations increased to 115,500 for the quarter, the highest level of customer additions in the history of Western Wireless International.

•	Western Wireless closed on the sale of its interest in Tal hf (“Tal”), an Icelandic wireless operator during the fourth quarter, netting $28.9 million in cash proceeds. Fourth quarter and full year results include a gain on the sale of Tal of $23.9 million.

     “2002 was a year of dramatically improved financial results for Western Wireless. Despite a challenging economic environment, the company increased domestic cash flow by 6.6% and substantially more than doubled free cash flow,” said John W. Stanton, chairman and chief executive officer of Western Wireless. “Below the surface, the company strengthened its economic model substantially during the year by reducing the costs of serving customers, signing long term roaming agreements with the three largest operators in the industry and strengthening the management team.”

     Stanton added, “Internationally we ramped up our marketing efforts during the fourth quarter in several markets with terrific results, and closed on the sale of our Icelandic business. Our international businesses are well positioned and I look forward to further improvement in these operations during 2003.”

     Consolidated Financial Results

     For the fourth quarter, consolidated total revenue was $305 million, an 8.8% increase over 2001. Consolidated net loss for the quarter was $22.9 million or $0.29 per basic and diluted share. For the year, consolidated total revenue was $1.2 billion, a 14.3% increase over 2001. Consolidated net loss for the year was $185.7 million or $2.35 per basic and diluted share.

     As previously reported, Western Wireless adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002 and prospectively ceased amortizing its domestic licensing costs. In connection with the adoption of SFAS 142, full year results include a deferred income tax provision of $121 million. Western Wireless recently completed a comprehensive analysis of the differences between the book and tax basis of domestic licensing costs. As a result of that analysis, Western Wireless determined that the deferred income tax provision previously reported during the first quarter of 2002 associated with the adoption of SFAS 142 should be increased because of newly identified basis differences. The previously reported deferred income tax provisions in the second and third quarters of 2002 should be decreased as a result of these same differences. The impact of these adjustments on Western Wireless’ quarterly financial results is set forth in the attached schedule (titled Selected Quarterly Consolidated Financial Information). The aggregate impact to

Western Wireless’ interim financial statements for the first three quarters of 2002 was an increase in the deficit, deferred taxes, and net loss of approximately $21 million (or $0.27 per basic and diluted share). Because these adjustments relate to deferred income tax provisions, there is no impact on interim cash flows from operations, investing or financing activities. Deferred taxes represent a non-cash charge and are not currently paid or payable.

     Fourth Quarter 2002 Domestic Highlights

     Total service revenue for the quarter was $210.6 million. Average monthly subscriber revenue for the quarter was $43.67 driven by continued strength in access revenue. Roaming revenue for the quarter was $55.5 million. Total service revenue per subscriber was $59.15 per month during the quarter.

     Net subscriber additions for the fourth quarter increased to 21,700. Churn improved during the quarter to 2.2%. Total subscribers at the end of the year were 1,197,800.

     Western Wireless’ focus on operating efficiencies continues to support operating margins that are among the highest in the industry. The total monthly cost of serving a subscriber (general and administrative costs plus cost of service expenses) was $20.67 per subscriber for the quarter, a 17% decline from the fourth quarter of 2001. On a per minute of use basis, the total cost of serving a subscriber was 4.4 cents, a 38% decline from the fourth quarter of 2001. Cost per gross subscriber addition (“CPGA”), which includes handset subsidies, was $405 for the quarter. Western Wireless includes costs related to transitioning its current analog subscribers to new digital handsets in subscriber acquisition costs. Adjusting for these transition costs, CPGA for the quarter was $360.

     Capital expenditures for the quarter were $54.5 million, and for the year were $160.7 million. Over 50% of the population in Western Wireless’ service area now has access to CDMA services. Nearly 60% of all subscribers now use digital handsets.

     Western Wireless International

     Operating revenues and expenses for WWI’s consolidated businesses for the fourth quarter do not include the operations of WWI’s Icelandic business, Tal. The sale of Tal was completed in November 2002. Its results up to the closing of the sale are reported in discontinued operations for all periods presented.

     WWI’s six consolidated businesses added 115,500 customers during the quarter, bringing total consolidated customers to 741,300. For the year, WWI’s consolidated businesses added 250,200 customers. WWI also had 175,900 fixed line customers, primarily in its tele.ring operations in Austria.

     Total revenue for the quarter was $83.7 million, an increase of 44% over the same period last year. Consolidated EBITDA loss for the quarter was $23.4 million, reduced from a loss of $40 million for the fourth quarter of 2001. For the year, total revenue was $302.9 million, up 143% from 2001. Consolidated EBITDA loss for the year declined to $58.7 million, reduced from $114.8 million in 2001.

     The three companies in which WWI holds a minority interest added 17,900 proportionate customers during the fourth quarter. For the year, these companies added 56,000 proportionate customers. WWI’s proportionate interest in the total customer base for these companies at the end of the year was 249,400.

     Conference Call

     On February 13, 2003 at 1:30 p.m. PST, Western Wireless will host a conference call to discuss fourth quarter operating results. The dial-up number for the call is 888/566-5774 and the access code is the phrase “Western Wireless”. A separate dial-up replay number will be available beginning at 3:30 p.m. PST on February 13, 2003 until midnight on Friday, February 21, 2003. The replay number is 800/934-9421 and the access code is 4702. Investors can also access the conference call and replay through the company’s website at www.wwireless.com.

     About Western Wireless Corporation

     Western Wireless Corporation, located in Bellevue, Washington, was formed in 1994 through the merger of previously unrelated rural wireless companies. Following the merger, Western Wireless continued to invest in rural cellular licenses, acquired six PCS licenses in the original auction of PCS spectrum in 1995 through its VoiceStream subsidiary, and made its first international investment in 1996. Western Wireless went public later in 1996 and completed the spin-off of VoiceStream in 1999. Western Wireless now serves over 1.1 million subscribers in 19 western states under the Cellular One® and Western Wireless® brand names. Through its subsidiaries, Western Wireless is licensed to offer service in nine foreign countries.

     This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These risks include increased levels of competition, restrictions on the Company’s ability to finance its growth, any market changes that would significantly decrease consumer demand for wireless products, changes in technology, changes in, or failure to comply with, governmental regulations, general economic and business conditions, both nationally and in the regions in which Western Wireless operates, and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s public offering prospectuses and its periodic reports filed with the Securities and Exchange Commission. Given these factors, investors and analysts should not place undue reliance on forward-looking statements.

For further information contact: Investment Community: Steve Winslow Western Wireless Corporation (800) 261-5960 steve.winslow@wwireless.com	Media: John Snyder Snyder Investor Relations (206) 262-0291 jsnyder@snyderir.com

WESTERN WIRELESS CORPORATION

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three months ended December 31, 2002			Three months ended December 31, 2001

	Domestic	International	Consolidated	Domestic	International	Consolidated

Revenues:
Subscriber revenues	$155,496	$56,643	$212,139	$152,032	$35,420	$187,452
Roamer revenues	55,527	7,554	63,081	54,597	3,799	58,396
Fixed line revenues		14,495	14,495		14,713	14,713
Equipment sales	10,727	3,401	14,128	12,733	3,124	15,857
Other revenue	(390)	1,575	1,185	2,875	985	3,860

Total revenues	221,360	83,668	305,028	222,237	58,041	280,278

Operating expenses:
Cost of service	39,312	50,178	89,490	47,531	42,968	90,499
Cost of equipment sales	21,659	14,461	36,120	27,464	8,975	36,439
General and administrative	34,298	18,321	52,619	39,933	20,118	60,051
Sales and marketing	29,005	24,073	53,078	33,751	25,993	59,744
Depreciation and amortization	48,030	14,008	62,038	55,388	6,423	61,811
Asset disposition	15,000		15,000
Stock based compensation, net	1,328		1,328	482	(14,516)	(14,034)

Total operating expenses	188,632	121,041	309,673	204,549	89,961	294,510

Other income (expense):
Interest and financing expense, net	(26,319)	(13,519)	(39,838)	(31,082)	(7,271)	(38,353)
Equity in net income (loss) of unconsolidated affiliates	(170)	(16)	(186)	980	(7,395)	(6,415)
Other, net	2,396	1,270	3,666	4,168	(1,511)	2,657

Total other expense	(24,093)	(12,265)	(36,358)	(25,934)	(16,177)	(42,111)

Minority interest in net loss of consolidated subsidiaries		1,111	1,111		4,810	4,810

Income (loss) from continuing operations before provision for income taxes	8,635	(48,527)	(39,892)	(8,246)	(43,287)	(51,533)
Provision for income taxes	(6,586)	(686)	(7,272)

Income (loss) from continuing operations	2,049	(49,213)	(47,164)	(8,246)	(43,287)	(51,533)
Discontinued operations:
Income from discontinued operations		328	328		125	125
Gain (loss) on sale of discontinued operations	(721)	24,624	23,903

Total discontinued operations	(721)	24,952	24,231		125	125

Net income (loss)	$1,328	$(24,261)	$(22,933)	$(8,246)	$(43,162)	$(51,408)

Basic and diluted loss per share:
Continuing operations			$(0.60)			$(0.65)
Total discontinued operations			0.31

Basic and diluted loss per share			$(0.29)			$(0.65)

Weighted average shares outstanding:
Basic and diluted			78,969,000			78,809,000

EBITDA (1)	$97,086	$(23,365)	$73,721	$73,558	$(40,013)	$33,545

(1)	EBITDA represents total revenues less total operating expenses, exclusive of depreciation, amortization, asset disposition and stock based compensation.

WESTERN WIRELESS CORPORATION

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Twelve months ended December 31, 2002			Twelve months ended December 31, 2001

	Domestic	International	Consolidated	Domestic	International	Consolidated

Revenues:
Subscriber revenues	$609,406	$201,280	$810,686	$619,214	$74,562	$693,776
Roamer revenues	228,878	29,057	257,935	244,538	7,976	252,514
Fixed line revenues		55,751	55,751		29,198	29,198
Equipment sales	41,937	11,695	53,632	38,738	8,200	46,938
Other revenues	3,483	5,123	8,606	10,981	4,552	15,533

Total revenues	883,704	302,906	1,186,610	913,471	124,488	1,037,959

Operating expenses:
Cost of service	176,584	184,107	360,691	193,363	94,448	287,811
Cost of equipment sales	79,162	39,487	118,649	80,008	23,344	103,352
General and administrative	144,666	72,182	216,848	166,712	55,798	222,510
Sales and marketing	115,678	65,874	181,552	128,378	65,733	194,111
Depreciation and amortization	194,003	46,484	240,487	190,601	19,325	209,926
Asset disposition	21,304		21,304
Stock based compensation, net	1,328	(5,450)	(4,122)	4,183	(1,876)	2,307

Total operating expenses	732,725	402,684	1,135,409	763,245	256,772	1,020,017

Other income (expense):
Interest and financing expense, net	(110,080)	(46,611)	(156,691)	(138,384)	(23,469)	(161,853)
Equity in net income (loss) of unconsolidated affiliates	(678)	4,897	4,219	1,550	(9,322)	(7,772)
Other, net	993	(180)	813	(10,318)	(530)	(10,848)

Total other expense	(109,765)	(41,894)	(151,659)	(147,152)	(33,321)	(180,473)

Minority interest in net loss of consolidated subsidiaries		8,408	8,408		18,967	18,967

Income (loss) from continuing operations before provision for income taxes and cumulative change in accounting principle	41,214	(133,264)	(92,050)	3,074	(146,638)	(143,564)
Provision for income taxes	(120,687)	(2,583)	(123,270)

Income (loss) from continuing operations before cumulative change in accounting principle	(79,473)	(135,847)	(215,320)	3,074	(146,638)	(143,564)
Discontinued operations:
Income (loss) from discontinued operations		5,736	5,736		(5,933)	(5,933)
Gain (loss) on sale of discontinued operations	(721)	24,624	23,903

Total discontinued operations	(721)	30,360	29,639		(5,933)	(5,933)

Income (loss) before cumulative change in accounting principle	(80,194)	(105,487)	(185,681)	3,074	(152,571)	(149,497)
Cumulative change in accounting principle				(6,600)	1,020	(5,580)

Net loss	$(80,194)	$(105,487)	$(185,681)	$(3,526)	$(151,551)	$(155,077)

Basic and diluted loss per share:
Continuing operations before cumulative change in accounting principle			$(2.73)			$(1.82)
Total discontinued operations			0.38			(0.08)
Cumulative change in accounting principle						(0.07)

Basic and diluted loss per share			$(2.35)			$(1.97)

Weighted average shares outstanding:
Basic and diluted			78,955,000			78,625,000

EBITDA (1)	$367,614	$(58,744)	$308,870	$345,010	$(114,835)	$230,175

(1)	EBITDA represents total revenues less total operating expenses, exclusive of depreciation, amortization, asset disposition and stock based compensation.

Western Wireless Corporation
Selected Domestic Operating Statistics

	As of and for the
	Three months ended December 31,

	2002	2001

Licensed population (1)	10,582,000	10,240,000
Subscribers	1,197,800	1,176,500
Monthly subscriber revenue (2)	$43.67	$43.43
Monthly service revenue (3)	$59.15	$59.84
Cost of serving a subscriber (4):
- per subscriber	$20.67	$24.98
- per minute of use	$0.044	$0.071
Cost per gross subscriber addition (5)	$405	$486
Churn	2.2%	2.3%
Subscriber minutes of use	398	308
EBITDA (000’s) (6)	$97,086	$73,558
Capital expenditures (000’s)	$54,524	$110,990

(1)	Population is estimated based upon the 2000 Census and 2001 actual data provided by Claritas, Inc., and is adjusted by Western Wireless by applying Claritas’ growth factors.
(2)	Monthly subscriber revenue is determined by dividing subscriber revenue for the period by average subscribers for the period (the sum of beginning subscribers and ending subscribers, divided by two), and dividing that result by the number of months in the period.

(3)	Monthly service revenue is determined by dividing service revenue for the period by average subscribers for the period and dividing that result by the number of months in the period. Service revenues include subscriber, roamer and other revenue.

(4)	Cost of serving a subscriber is determined by dividing total service costs (cost of service plus general and administrative expense) by average subscribers for the period, and dividing that result by the number of months in the period.

(5)	Cost per gross subscriber addition is determined by dividing sales and marketing costs, net of equipment subsidy (the sum of sales and marketing costs and cost of equipment sales, reduced by equipment sales) by the number of gross subscriber additions for the period.

(6)	EBITDA represents total revenues less total operating expenses, exclusive of depreciation, amortization, asset disposition and stock based compensation. EBITDA may or may not be similar to the calculation of EBITDA of other companies and should not be viewed as an alternative to accounting principles generally accepted in the United States. Management believes, however, that EBITDA provides meaningful additional information about our performance.

Selected Quarterly Consolidated Financial Information
For the year ended December 31, 2002
(dollars in thousands, except per share data)

						Loss From Continuing Operations
			Loss			Before Cumulative Change
		Operating	Before	Provision for Income Taxes		in Accounting Principal
	Total	Income	Provision for
Quarter Ended	Revenues	(Loss)	Income Taxes	Quarter	Year-to-Date	Quarter	Year-to-Date

March 31, 2002, as reported (1)	$284,426	$11,783	$(18,177)	$(79,287)	$(79,287)	$(97,464)	$(97,464)
March 31, 2002, as recalculated	N/A	N/A	N/A	$(103,933)	$(103,933)	$(122,110)	$(122,110)
June 30, 2002, as reported (1)	$290,849	$13,213	$(24,887)	$(7,433)	$(86,720)	$(32,320)	$(129,784)
June 30, 2002, as recalculated	N/A	N/A	N/A	$(5,055)	$(108,988)	$(29,942)	$(152,052)
September 30, 2002, as reported (1)	$306,307	$30,850	$(9,094)	$(8,203)	$(94,923)	$(17,297)	$(147,081)
September 30, 2002, as recalculated	N/A	N/A	N/A	$(7,010)	$(115,998)	$(16,104)	$(168,156)
December 31, 2002(1)	$305,028	$(4,645)	$(39,892)	$(7,272)	$(123,270)	$(47,164)	$(215,320)

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Basic and Diluted Loss Per Share
			From Continuing Operations
			Before Cumulative Change		Basic and Diluted
	Net Loss		in Accounting Principal		Net Loss Per Share

Quarter Ended	Quarter	Year-to-Date	Quarter	Year-to-Date	Quarter	Year-to-Date

March 31, 2002, as reported (1)	$(96,002)	$(96,002)	$(1.24)	$(1.24)	$(1.22)	$(1.22)
March 31, 2002, as recalculated	$(120,648)	$(120,648)	$(1.55)	$(1.55)	$(1.53)	$(1.53)
June 30, 2002, as reported (1)	$(29,755)	$(125,757)	$(0.41)	$(1.64)	$(0.38)	$(1.59)
June 30, 2002, as recalculated	$(27,377)	$(148,025)	$(0.38)	$(1.93)	$(0.35)	$(1.86)
September 30, 2002, as reported (1)	$(15,916)	$(141,673)	$(0.22)	$(1.86)	$(0.20)	$(1.79)
September 30, 2002, as recalculated	$(14,723)	$(162,748)	$(0.20)	$(2.13)	$(0.19)	$(2.06)
December 31, 2002(1)	$(22,933)	$(185,681)	$(0.60)	$(2.73)	$(0.29)	$(2.35)

(1)	Amounts exclude the effects of TAL, our Icelandic subsidiary. TAL was sold by us in the fourth quarter of 2002 and has been reported as discontinued operations for all periods presented.